UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                February 16, 2005
                              (February 11, 2005)
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                        Commission file number 333-75044



                          CATALYST LIGHTING GROUP, INC.
                          -----------------------------
        (Exact name of small business issuer as specified in its charter)



             Delaware                                  84-1588927
             --------                                  ----------
  (State or other jurisdiction                       (I.R.S. employer
 of incorporation or organization)                identification number)


         7700 Wyatt Drive
         Forth Worth, TX                                    76108
         ---------------                                    -----
      (Address of principal                               (Zip Code)
        executive offices)



         Issuer's telephone number, including area code: (817) 738-8181

ITEM 4.02(b) Non-Reliance on Previously Issued Financial Statements

      In a Form 8-K filed with the Securities and Exchange Commission on February 15, 2005, Catalyst Lighting Group, Inc. ("Catalyst" or the "Company") reported that the Company had been advised on February 11, 2005 by Hein & Associates, its independent registered public accounting firm, that the Company's financial statements contained in its Form 10-KSB filed on December 16, 2004 for the period ended September 30, 2004 (the "Form 10KSB") must be restated to reclassify certain of the Company's debt from long term to current. The nature and purpose of the restatement of the financial statements contained in the Form 10KSB concerns the concept of subjective acceleration as it relates to a portion of the Company's financial arrangements with Laurus Master Fund, Ltd. ("Laurus").

      The specific change reclassifies certain debt associated with Laurus to Current Liabilities from Long Term Debt in accordance with the accounting pronouncements guiding the change. Although $2,570,457 of debt was reclassified, this adjustment did not affect Total Assets, Total Liabilities or Stockholders Equity on the Balance Sheet, nor create any change on the Consolidated Statement of Operations.

      The Company's audit committee and board of directors have discussed with Hein & Associates the matters disclosed in the filing pursuant to this Item 4.02(b).

      As indicated in a letter addressed to the Securities and Exchange Commission attached hereto, Hein & Associates agrees with the statements made by the Company in response to Item 4.02 in its Form 8-K filed.

ITEM 9.01 Exhibits

99.1 Letter from Hein & Associates to the Securities and Exchange Commission, dated February 16, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CATALYST LIGHTING GROUP, INC.


/s/ Dennis H. Depenbusch
------------------------------
Dennis H. Depenbusch
Chairman and CEO

Date:  February 16, 2005